Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Amendment No. 2 to Registration Statement on Form F-4 of Knightsbridge Shipping Limited of our report dated November 15, 2014 relating to the financial statements of Golden Ocean Group Limited, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers AS

PricewaterhouseCoopers AS

Oslo, Norway

February 10, 2015